                                  EXHIBIT 10hh.

                           AMENDMENT TO LOAN AGREEMENT

        This AGREEMENT (the "Amendment"), effective November 30, 2002, amends a certain Loan Agreement (the "Loan Agreement") executed September 5, 2002 (and stated to take effect as of October 4, 2001) entered into by and among Car Security S.A., an Argentina corporation (the "Borrower"), LoJack Recovery Systems Business Trust ("Lender"), a Massachusetts business trust and a subsidiary of LoJack Corporation, LoJack Corporation, a Massachusetts corporation, Mr. Carlos Mackinlay and Mr. Roberto Bonanni Rey (together, the "Parties"). Defined terms used herein and not specifically defined shall have the meaning set forth in the Loan Agreement.

WHEREAS, the Parties have agreed to change certain provisions of the Loan Agreement and related agreements;

NOW, THEREFORE, in consideration of the undertakings herein, the Parties hereby agree as follows:

1.      Balance Due.

        (a) On the date of this Amendment, the Amount Due from Borrower to Lender is US$ l,749,248.

2.      Division of the Amount Due.

        (a) The Amount Due hereunder shall be divided into two parts, with differing payment terms. Each such obligation shall be represented by a new demand promissory note, designated as the Dollar Note and the Peso Calculated Note and in the forms annexed hereto as Exhibit A and Exhibit B, respectively. The original Note shall be cancelled and delivered to the Borrower upon the execution and delivery of this Amendment, the Dollar Note and the Peso Calculated Note.

        (b) The Dollar Note shall be in the amount of US$ 716,512 and shall be due December 31, 2009. This amount reflects a deferral of a portion of the purchase price of 13,147 LoJack Units (the "Subject SVRUs") purchased by Borrower from Lender.

        (c) The remaining amount of US$ 1,032,736 shall be represented by a note (the "Peso Calculated Note") due December 31, 2009. The Peso Calculated Note shall be paid and adjusted as provided herein.

3.      Interest.

        (a) Interest shall accrue on the outstanding and unpaid principal amount of each of the Dollar Note and the Peso Calculated Note (collectively, the "Notes") at the rate of one percent (1%) above the Prime Rate (as published, from time to time, by Citizens Bank), compounded monthly, as provided in the Notes, with interest on Default (as herein defined) accruing at the rate set forth in the Notes. All payments, including payments in accordance with Section 4, shall be applied first to accrued interest and then to principal.

        (b)     The provisions of this Section 3 supersede the provisions of
                Section 3 of the Loan Agreement

4.      Payments, and Mandatory Pre-payment.

        (a) Borrower shall repay to Lender the principal amount of the Dollar Note and shall pay all interest accrued thereon and all other amounts payable to Lender pursuant to the terms of the Loan Agreement, as amended, or the Dollar Note on or before December 31, 2009 (the "Dollar Repayment Date"), subject to acceleration as provided in Section 4(f).

        (b) Borrower shall pay to Lender in US$ in Westwood Massachusetts, USA, monthly, for application against the Dollar Note, within twenty-five (25) days of the end of each month, an amount determined as follows: a sum equal to the lesser of (i) five percent (5%) of Borrower's total monthly gross revenue for such month (less only VAT), or (ii) seventeen and one-half percent (17.5%) of its average per unit recurring or recovery fees for such month, multiplied by 13,147 (representing the number of Subject SVRUs). Such amount shall be paid in US$, converted at the market rate as determined by Citizens Bank on the date of payment, subject to the provisions of Section 7. The actual US$ payments, when received by Lender, shall be credited against the amount due on the Dollar Note. In order to share business risks and benefits, Borrower shall continue to make such payments through December 31, 2009 even if prior payments have resulted in the Dollar Note having been paid in full, and, provided that the Borrower makes all such payments through December 31, 2009, Lender then shall cancel the Dollar Note, even if it has not by then been paid in full. The parties recognize that the effect of the exchange rate limitations of Section 7 may be that Borrowers actual cost in P$ may exceed the five percent (5%) and seventeen and one-half percent (17.5%) limitations set forth above.

        (c) Borrower shall repay to Lender the principal amount of the Peso Calculated Note and shall pay all interest accrued thereon and all other amounts payable to Lender pursuant to the terms of the Loan Agreement, as amended, or the Peso Calculated Note on or before December 31, 2009 (the "Peso Repayment Date"), subject to acceleration as provided in Section 4(g).

        (d) Borrower shall pay to Lender in US$ in Westwood Massachusetts, USA, monthly, for application against the Peso Calculated Note, within twenty-five (25) days of the end of each month, an amount determined as follows: a sum equal to five percent (5%) of its total monthly gross revenue for such month (less only VAT) reduced, but not below zero, by the P$ amount which was the starting point for the calculation of any payment made pursuant to Section 4(b) for such month. The amount so determined, in P$, shall be applied against the Peso Calculated Note when payment in US$ is received by the Lender, until the balance remaining due on the Peso Calculated Note is reduced to zero as explained below, at which time Lender shall cancel the Peso Calculated Note. The starting point for calculation of the remaining balance of the Peso Calculated Note shall be the nominal sum of P$ 3,717,850, determined by applying an agreed rate of P$ 3.60 per US$ to the balance described in Section 2 (c). Payment shall be made to Lender in the United States in US$, converted at the market rate, as determined by Citizens Bank on the date of payment, subject to the provisions of Section 7. Lender shall cancel the Peso Calculated Note once the amounts applied have reduced to zero the balance of principal and interest due from the starting point sum of P$ 3,717,850, provided, however, that any P$ needed by the Borrower to purchase US$ at a rate higher than the corresponding rate indicated in Exhibit C hereof shall not be credited against the remaining balance of principal and interest on the original sum of P$ 3,717,850. By way of example, if the determined amount of P$ pursuant to this Section 4(d) in January of 2003 is P$50,000, and the market rate is 5, the Borrower shall require P$51,759.83 to meet its payment obligation under the Peso Calculated Note for such month, but only P$50,000 shall be credited against the remaining balance of principal and interest on the original starting point of P$3,717,850. The parties recognize that the effect of the exchange rate limitations of Section 7 may be that Borrower's actual cost in P$ may exceed the five percent (5%) limitation set forth above and that the final amount of P$ needed to cancel the Peso Calculated Note may exceed P$3,717,850.

        (e) Nothing contained in Section 4(d) shall be construed as relieving Borrower's obligations as set forth in Section 4(c).

        (f) Upon the occurrence of a Default (as defined in Section 5), the Notes shall become due and payable immediately without presentment, demand, protest or notice, all of which are hereby waived by Borrower, (1) automatically in the case of Section 5(f) or 5(g); and (2) at the election of Lender by notice to Borrower in the case of Sections 5(a) through 5(e).

        (g) The Peso Calculated Note may be prepaid at any time, without premium or penalty, upon three (3) business days notice, which notice of prepayment shall be irrevocable.

        (h)     The provisions of this Section 4 supersede the provisions of
                Section 5 of the Loan Agreement.

5.      Default; Consequences of Default.

        Each of the following events shall constitute an immediate default (a "Default") under the Loan Agreement, as amended, and the Notes, unless waived by Lender:

        (a) Borrower shall fail to pay any amount as and when the same shall become due pursuant to the terms of the Notes and the Loan Agreement, as amended, and such amount shall remain unpaid for a period of five (5) days;

        (b) any representation or warranty of Borrower contained in the Loan Agreement shall have been incorrect in any material respect as of the date made;

        (c) Borrower shall fail to provide Lender with immediate notice of its failure or inability to comply with any provision of Section 7 of the Loan Agreement;

        (d) Borrower shall materially default in the observance or performance of any other material agreement or covenant contained in the Loan Agreement, as amended, the Notes, the License Agreement or any other agreement with Lender or an affiliate of Lender, and such default shall not have been cured or waived within thirty (30) days of the occurrence of such default;

        (e) Borrower shall materially deviate from the approved budget, or shall materially fail to achieve the approved projected cash flow for two consecutive quarters (in each case, as defined in the Loan Agreement);

        (f) the entry of any decree or order by a court having jurisdiction adjudging Borrower a debtor or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Borrower under Argentina Bankruptcy law Nbr. 24,522, as amended (the "Bankruptcy Law") or any other applicable federal or state law, the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Borrower, or of any substantial part of the property of Borrower, and the continuance of any such decree or order unstayed, undischarged, or undismissed and in effect for more than sixty (60) consecutive days; or

        (g) institution by Borrower of proceedings, under the Bankruptcy Law or any other applicable federal or state law, seeking an order for relief, or the consent of Borrower to the institution of bankruptcy or insolvency proceedings against Borrower, or the consent by Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of or for Borrower or any substantial part of the property of Borrower, or the making by Borrower of any assignment for the benefit of creditors, or the admission by Borrower of Borrower's inability to pay its debts generally as they become due, or the taking of any action by Borrower in furtherance of any such action.

        (h) Lender shall not make demand for payment of the Dollar Note or of the Peso Calculated Note except in the event of Default hereunder. In no event shall Lender make demand for more than the amount due pursuant to the provisions of this Agreement.

        (i)     The provisions of this Section 5 supersede the provisions of
                Section 6 of the Loan Agreement.

6.      Renewal of the License Agreement.

        Upon expiration of the term of the License Agreement and provided that Borrower is not in default under the Loan Agreement, as amended, or under the License Agreement, Lender agrees to consent to renewal for a period ending on the earlier of December 31, 2009 or the date of any default under the Loan Agreement, as amended. Except for such agreement, all provisions and conditions of the License Agreement shall remain in effect including, but not limited to, conditions relating to the Borrowers financial and technical ability, as licensee, to perform its obligations thereunder and rights of termination as set forth in the License Agreement. The terms of and such renewal agreement offered to Borrower by Lender may differ from the terms of the License Agreement, provided, however, that such terms shall not be materially less favorable to Borrower than the terms of agreements offered to other licensees or prospective licensees similarly situated at the time.

7.      Exchange Rate Protection.

        The provisions of Sections 4 (b) and 4 (d), above, for the conversion of Argentine Pesos to United States Dollars shall be subject to the limitation that the conversion rate used shall not be higher that the rate set forth on Exhibit C for such month, nor lower than three (3) P$ per US$.

8.      Amendment to Stock Purchase Agreement.

        The parties agree that the date set forth in Section 11.1 (a) of that certain Stock Purchase Agreement of September 5, 2002, by and among LoJack Corporation, Mr. Carlos Mackinlay and Mr. Roberto Bonanni Rey is changed from August 31, 2003 to December 31, 2009.

9.      Continued effect of Guaranty and Pledges.

        The parties agree that the obligations set forth in a Guaranty of September 5, 2002 by Mr. Carlos Mackinlay and the obligations set forth in two Pledge and Security Agreements of September 5, 2002 each in favor of Lender and executed by Mr. Carlos Mackinlay and Mr. Roberto Bonanni Rey, respectively, remain in full force and effect with respect to the obligations set forth in the Loan Agreement as amended by this Amendment.

10.     Further Assurances.

        The Parties shall each execute and deliver such additional documents, and take such additional actions, as may be necessary from time to time to implement the provisions of this Agreement, provided that this
        Section 10 shall not alter the obligations and rights of the Parties hereunder.

11.     Continued Effectiveness.

        Except as specially amended herein, the License Agreement, the Loan Agreement, the Guaranty, the Pledge and Security Agreements, the Stock Purchase Agreement and all other agreements among the parties shall remain in full force and effect.

12.     Counterparts.

        This Amendment may be executed by one or more of the Parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.

                                          BORROWER:

                                          Car Security S.A.

                                          By:  /s/ Carlos Mackinlay
                                               --------------------
                                          Name: Carlos Mackinlay

                                          Title: President

                                          LENDER:

                                          LoJack Recovery Systems Business Trust

                                          By:  /s/ Joseph F. Abely
                                               -------------------
                                          Name:  Joseph F. Abely

                                          Title:   President

                                          OTHER PARTIES:

                                          The following are parties to the
                                          Amendment only to the extent and for
                                          the purposes set forth in Sections 8,
                                          9, 10 and 11 hereof:

                                          Carlos R. Mackinlay

                                          /s/ Carlos R. Mackinlay
                                          -----------------------
                                          Roberto Bonanni Rey

                                          /s/ Roberto Bonanni Rey
                                          -----------------------
                                          LoJack Corporation

                                          /s/ Joseph F. Abely
                                          -------------------
                                          Name:  Joseph F. Abely
                                          Title:   President

                                    Exhibit A

                                 PROMISSORY NOTE

US$ 716,512

                                       Buenos Aires, Argentina November 30, 2002

CAR SECURITY S.A. ("Car Security"), domiciled at Avenida del Libertador 4600, 1426 Buenos Aires, Argentina, hereby promises to unconditionally pay, on demand and WITHOUT PROTEST, to LoJack Recovery Systems Business Trust, a Massachusetts business trust ("LoJack"), "NO A LA ORDEN", the amount of US$ Seven Hundred Sixteen Thousand Five Hundred Twelve ($716,512 U.S. dollars), plus reasonable legal, accounting and all other reasonable transaction costs directly incurred in connection with this Note and the transactions contemplated hereby, or so much thereof as may from time to time be advanced and remain unpaid hereunder. Said payment shall only be made in U.S. dollars (effective payment in foreign currency clause, section 44, third paragraph, Decree 5965/63) to the order of LoJack at its offices located at Westwood Executive Center, 200 Lowder Brook Road, Suite 1000, Westwood, MA 02090.

Car Security shall also pay LoJack financing interest at an interest rate fixed at one percent the prime rate published from time to time by Citizens Bank, Boston, Massachusetts, compounded monthly.

In the event that, as a consequence of foreign exchange controls, restrictions on the transfer of foreign currency from or to the Republic of Argentina or by reason of any other action taken by a competent governmental body, we were prevented from making the relevant payment in the currency agreed, we shall deliver to the legitimated holder hereof, at the latter's option: a) External Bonds of the Republic of Argentina or any other U.S. dollar-denominated securities issued by the National Government of any series chosen by the legitimated holder hereof, at its sole discretion, in such number and with such nominal value as shall suffice so that upon the sale thereof in a foreign market, at the option of the legitimated holder hereof, the proceeds in U.S. dollars, net of all expenses, fees and/or taxes that may be payable by reason of its transfer or sale, shall be equal to the amount in U.S. dollars payable; or
b) the amount in legal tender then in force in the Republic of Argentina as may be required to acquire External Bonds of the Republic of Argentina or any other U.S. dollar-denominated securities issued by the National Government of any series chosen by the legitimated holder hereof, at its sole discretion, in such number and with such nominal value as shall suffice so that upon the sale thereof in a foreign market, at the option of the legitimated holder hereof, the proceeds in U.S. dollars, net of all expenses, fees and/or taxes that may be payable by reason of its transfer or sale, shall be equal to the amount in U.S. dollars payable. In either case, any of the above procedures shall only be regarded as a discharge of obligations once the legitimated holder hereof shall have received the entire amount of U.S. dollars due hereunder.

Car Security expressly waives its right to invoke its inability to fulfill any payment obligation based on acts of God or force majeure events (section 514 of the Civil Code). Car Security further represents that, upon executing this acknowledgement of obligations, it is fully familiar with the current economic and financial conditions (including the exchange rate ratio among the Argentine currency, the Euro and the U.S. dollar set forth in law 23.928 as amended by law 25.445), having considered all possible consequences arising from those acts and having acted with the independent advice it has deemed convenient, for which reason it expressly waives the right to invoke hardship ("teoria de la imprevision") as contemplated in section 1198 of the Argentine Civil Code, the unconscionability theory and/or any other doctrine, concept or theory already established or which may be established in the future either by law, case law or doctrine, which may in any way release Car Security from the full, total and timely performance of its obligations as acknowledged hereunder.

In case of lack of payment upon presentation of this promissory note, penalty interest shall accrue hereon at a rate equal to 1.5 times the interest rate charged by the Banco de la Nacion Argentina (Lending Rate) for discount transactions of 30-day negotiable instruments.

For all legal purposes arising from this Promissory Note, Car Security establishes special domicile at Avenida del Libertador 4600, 1426 Buenos Aires, Argentina, where all notices served shall be deemed validly given. We expressly accept that such domicile shall be regarded as our domicile ad litem for all judicial purposes in the terms of section 40 and related sections of the Argentine Code of Civil and Commercial Procedure. We submit to the jurisdiction of the Ordinary First Instance Courts hearing Commercial Matters of the City of Buenos Aires, expressly waiving any other venue or jurisdiction.

Pursuant to the provisions of section 36 of Executive Order 5965/63, the term for presentation of this promissory note is extended to 9 years counted as from the issuance date hereof.

This Promissory Note is issued under the terms of Decree 5965/63 of the Republic of Argentina.

CAR SECURITY S.A.

_________________________________

By: _____________________________

Title: __________________________

                                    Exhibit B

                                 PROMISSORY NOTE

United States Dollars $1,032,736

                                       Buenos Aires, Argentina November 30, 2002

CAR SECURITY S.A. ("Car Security"), domiciled at Avenida del Libertador 4600, 1426 Buenos Aires, Argentina, hereby promises to unconditionally pay, on demand and WITHOUT PROTEST, to LoJack Recovery Systems Business Trust, a Massachusetts business trust ("LoJack"), "NO A LA ORDEN", the amount of One Million Thirty-Two Thousand Seven Hundred Thirty-Six (1,032,736) United States Dollars, plus reasonable legal, accounting and all other reasonable transaction costs directly incurred in connection with this Note and the transactions contemplated hereby, or so much thereof as may from time to time be advanced and remain unpaid hereunder. Said payment shall only be made in U.S. dollars converted at the rate in effect on the date of payment at Citizens Bank, Boston, Massachusetts, USA (effective payment in foreign currency clause, section 44, third paragraph, Decree 5965/63) to the order of LoJack at its offices located at Westwood Executive Center, 200 Lowder Brook Road, Suite 1000, Westwood, MA 02090.

Car Security shall also pay LoJack financing interest at an interest rate fixed at one percent the prime rate published from time to time by Citizens Bank, Boston, Massachusetts, compounded monthly.

In the event that, as a consequence of foreign exchange controls, restrictions on the transfer of foreign currency from or to the Republic of Argentina or by reason of any other action taken by a competent governmental body, we were prevented from making the relevant payment in the currency agreed, we shall deliver to the legitimated holder hereof, at the latter's option: a) External Bonds of the Republic of Argentina or any other U.S. dollar-denominated securities issued by the National Government of any series chosen by the legitimated holder hereof, at its sole discretion, in such number and with such nominal value as shall suffice so that upon the sale thereof in a foreign market, at the option of the legitimated holder hereof, the proceeds in U.S. dollars, net of all expenses, fees and/or taxes that may be payable by reason of its transfer or sale, shall be equal to the amount in U.S. dollars payable; or
b) the amount in legal tender then in force in the Republic of Argentina as may be required to acquire External Bonds of the Republic of Argentina or any other U.S. dollar-denominated securities issued by the National Government of any series chosen by the legitimated holder hereof, at its sole discretion, in such number and with such nominal value as shall suffice so that upon the sale thereof in a foreign market, at the option of the legitimated holder hereof, the proceeds in U.S. dollars, net of all expenses, fees and/or taxes that may be payable by reason of its transfer or sale, shall be equal to the amount in U.S. dollars payable. In either case, any of the above procedures shall only be regarded as a discharge of obligations once the legitimated holder hereof shall have received the entire amount of U.S. dollars due hereunder.

Car Security expressly waives its right to invoke its inability to fulfill any payment obligation based on acts of God or force majeure events (section 514 of the Civil Code). Car Security further represents that, upon executing this acknowledgement of obligations, it is fully familiar with the current economic and financial conditions (including the exchange rate ratio among the Argentine currency, the Euro and the U.S. dollar set forth in law 23.928 as amended by law 25.445), having considered all possible consequences arising from those acts and having acted with the independent advice it has deemed convenient, for which reason it expressly waives the right to invoke hardship ("teoria de la imprevision") as contemplated in section 1198 of the Argentine Civil Code, the unconscionability theory and/or any other doctrine, concept or theory already established or which may be established in the future either by law, case law or doctrine, which may in any way release Car Security from the full, total and timely performance of its obligations as acknowledged hereunder.

In case of lack of payment upon presentation of this promissory note, penalty interest shall accrue hereon at a rate equal to 1.5 times the interest rate charged by the Banco de la Nacion Argentina (Lending Rate) for discount transactions of 30-day negotiable instruments.

For all legal purposes arising from this Promissory Note, Car Security establishes special domicile at Avenida del Libertador 4600, 1426 Buenos Aires, Argentina, where all notices served shall be deemed validly given. We expressly accept that such domicile shall be regarded as our domicile ad litem for all judicial purposes in the terms of section 40 and related sections of the Argentine Code of Civil and Commercial Procedure. We submit to the jurisdiction of the Ordinary First Instance Courts hearing Commercial Matters of the City of Buenos Aires, expressly waiving any other venue or jurisdiction.

Pursuant to the provisions of section 36 of Executive Order 5965/63, the term for presentation of this promissory note is extended to 9 years counted as from the issuance date hereof.

This Promissory Note is issued under the terms of Decree 5965/63 of the Republic of Argentina.

CAR SECURITY S.A.

_________________________________

By: _____________________________

Title: __________________________

                                    EXHIBIT C

                             MAXIMUM EXCHANGE RATES

         Jan      Feb      March    April   May      June     July     August   Sept    Oct      Nov      Dec
2003     4.83     4.92     5.00     5.08    5.17     5.25     5.33     5.42     5.50    5.58     5.67     5.75

2004     5.79     5.83     5.88     5.92    5.96     6.00     6.04     6.08     6.13    6.17     6.21     6.25

2005     6.27     6.29     6.31     6.33    6.35     6.38     6.40     6.42     6.44    6.46     6.48     6.50

2006     6.52     6.54     6.56     6.58    6.60     6.63     6.65     6.67     6.69    6.71     6.73     6.75

2007     6.77     6.79     6.81     6.83    6.85     6.88     6.90     6.92     6.94    6.96     6.98     7.00